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                                                                 Exhibit 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 No's 333-47777, 333-52791, 333-68197, and 333-87103 and Form S-8
No's 333-40393 and 333-59795 of Daou Systems, Inc. and in the related Prospectus of our report dated February 12, 1999, with respect to the consolidated financial statements and schedule of Daou Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999.

                                                          ERNST & YOUNG LLP


San Diego, California
February 18, 2000